EXHIBIT 99.1


                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                             OF 99(CENT) ONLY STORES

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Report") for the period ended September 30, 2002 of 99(cent) Only Stores (the "Issuer").

     I, David Gold, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

     (i)  the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Dated:  October 28, 2002.


                                        /S/ DAVID GOLD
                                        ------------------------------------
                                        Name: David Gold
                                        Title: Chief Executive Officer